SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 13, 2006

                                TRACKPOWER, INC.
             (Exact name of registrant as specified in its charter)

           Wyoming                      000-28506               13-3411167
(State or other jurisdiction of  (Commission file number)    (I.R.S. employer
incorporation or organization)                              identification no.)

  67 Wall Street, Suite 2211
      New York, New York                              10005
(Address of principal executive                     (Zip code)
           offices)

       Registrant's telephone number, including area code: (212) 804-5704
--------------------------------------------------------------------------------

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2006, TrackPower entered into $1 million secured promissory note. See Item 2.03 below for details of this financing.

Section 2 - Financial Information

Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an
           Off-Balance Sheet Arrangement

On January 13, 2006, TrackPower, Inc. ("TrackPower" or the "Company"), entered into $1 million of debt financing with Melillo Investments of Phoenixville, PA ("Lender"). The financing consisted of a $1 million secured promissory note (the "Secured Promissory Note") and 2 million shares of the Company's Common Stock. The Secured Promissory Note pays interest quarterly in arrears beginning on March 31, 2006 at the rate of 11% per annum. The Secured Promissory Note matures on the earlier of the fifth anniversary of the date of issuance or on the closing date of new debt financing of no less than $5 million. Additionally, the Company entered into a Pledge and Security Agreement to secure the Secured Promissory Note providing as collateral all of TrackPower's 25% membership interest in American Racing and Entertainment, LLC. The 2 million Common Stock shares in restricted shares were issued to the Lender as a commitment fee. Kenneth Adelberg, a Director of the Company, and John G. Simmonds, Chairman of the Board of Directors of the Company, each executed a Limited Personal Guaranty Agreement (the "Guaranties") whereby they both individually guaranteed the obligations of the Company under Secured Promissory Note. Upon the occurrence of certain events, the Guaranties will be limited to only the interest payable under the Secured Promissory Note for the first twelve months from the date of the Secured Promissory Note.

Proceeds of the closing of this financing were used to repay $849,341 due under a promissory note and for general working capital purposes.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

In a Current Report on Form 8-K dated October 14, 2005, previously filed with the Commission, the Company reported that on October 14, 2005, the Company entered into an Asset Purchase Agreement (the "Agreement") with Asolare II, LLC, a New York Limited Liability Company, ("Asolare") whereby the Company purchased substantially all of the assets of Tioga Downs Racetrack ("Tioga Downs") located in the Town of Nichols, County of Tioga, New York for the purchase price $3 million paid through the issuance of the Company's Series A Cumulative Preferred Stock (the "Preferred Stock"). On January 18, 2006, the Company was notified that on January 11, 2006 the Secretary of State of Wyoming accepted and filed the Company's Articles of Amendment to the Article of Incorporation wherein the designation of preferences for the Preferred Stock was filed and established. Thereafter, the Preferred Stock was issued and recorded in the corporate records of the Company. The material terms of the Preferred Stock were set forth in Item
1.01 of the Current Report on Form 8-K dated October 14, 2005, previously filed with the Commission, which is hereby incorporated by reference.


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

Section 8 - Other Events

Item 8.01 Other Events.

On January 17, 2005 the Company issued a press release entitled: "TrackPower Closes Financing" related to the debt financing disclosed in Item 2.03. This press release is attached and filed herein as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

      (d)   Exhibits

            99.1 Press release dated January 17, 2006 entitled: "TrackPower Closes Financing"

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, TrackPower, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       TRACKPOWER, INC.

Dated: January 20, 2006

                                       By: /s/ Gary N. Hokkanen
                                           -------------------------------------
                                           Name:  Gary N. Hokkanen
                                           Title: Chief Financial Officer


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

                                INDEX OF EXHIBITS

      99.1 Press release dated January 17, 2006 entitled: "TrackPower Closes Financing"


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